DocuSign Envelope ID [redacted]

MUNGO HOMES

**Contractual Change**

**Change Order #1**

Change Order Date: 8/5/2021

| Buyer | Property | | Transaction | |
|---|---|---|---|---|
| Arrived Holdings Inc. /Assignees | Community: | Wessinger Farms | Contract Date: | 8/5/2021 |
| | Lot: | 172 | Base Price: | $ 249,000.00 |
| | Floor Plan: | Vernon - Magnolia - Vernon / Elev:N/A | Lot Premium: | $ 4,000.00 |
| | Property: | 863 Bergenfield Lane Chapin, SC 29036 | SO Selections: | $ 20,361.00 |
| | | | DC Selections: | $ 10,983.00 |
| | | | Adjustments: | $ 5,656.00 |
| | | | Purchase Price: | $ 290,000.00 |

**Change Order Items**

| Changed Items | Changed From | Changed To |
|---|---|---|
| Home Buyer Info/AttorneyCell | [redacted] | [redacted] |
| Home Buyer Info/AttorneyCity | | |
| Home Buyer Info/AttorneyContact | | |
| Home Buyer Info/AttorneyEmail | | |
| Home Buyer Info/AttorneyFax | | |
| Home Buyer Info/AttorneyName | | |
| Home Buyer Info/AttorneyPhone | | |
| Home Buyer Info/AttorneyStateCode | | |
| Home Buyer Info/AttorneyStreet | | |
| Home Buyer Info/AttorneyZipCode | | |
| Home Buyer Info/ContractName | Arrived Holdings Inc./Assignees | Arrived SC Limestone LLC |
| Home Buyer Info/Name of Buyer #1 | Arrived Holdings Inc. /Assignees | Arrived SC Limestone LLC |

If closing is delayed through no fault of Seller, Seller may at its option charge Purchaser an extension fee equal to one-thirtieth of one percent (1/30%) of purchase price per day, which is equal to $96.67 per day.

[redacted]

Seller ____________________ Date ____________